Exhibit 1.1

Genmab A/S

(a public limited liability company (Aktieselskab) organized and existing under the laws of the Kingdom of Denmark)

[ • ] American Depositary Shares

Each Representing One-Tenth of One Ordinary Share

(nominal value DKK 1 per share)

UNDERWRITING AGREEMENT

Dated:  [ • ], 2019

Genmab A/S

(a public limited liability company (Aktieselskab) organized and existing under the laws of the Kingdom of Denmark)

[ • ] American Depositary Shares

Each Representing One-Tenth of One Ordinary Share

(nominal value DKK 1 per share)

UNDERWRITING AGREEMENT

[ • ], 2019

BofA Securities, Inc.

Morgan Stanley & Co. LLC

Jefferies LLC

as Representatives of the several Underwriters

c/o                               BofA Securities, Inc.

One Bryant Park
                                                New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Genmab A/S, a public limited liability company (Aktieselskab) organized and existing under the laws of the Kingdom of Denmark (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofAS”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Jefferies LLC (“Jefferies”) and each of the other Underwriters named in Schedule A-1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom BofAS, Morgan Stanley and Jefferies are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue by the Company of an aggregate of  [ • ] ordinary shares with a nominal value of DKK 1 per share (“Ordinary Shares” and such Ordinary Shares, the “Initial Shares”) and the subscription by the Underwriters, acting severally and not jointly, of the respective number of Ordinary Shares set forth in Schedule A-1 hereto, to be exchanged for [ • ] American Depositary Shares (“ADSs”) as further described below, each representing one-tenth of one Ordinary Share and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to subscribe for all or any part of [ • ] additional Ordinary Shares (the “Option Shares”) to be delivered in the form of not more than an additional [ • ] ADSs (the “Option Securities”).  The aforesaid [ • ] ADSs to be delivered to the Underwriters upon deposit of the Initial Shares (the “Initial Securities”) and all or any part of the [ • ] ADSs subject to the option described in Section 2(b) hereof to be delivered to the

Underwriters upon deposit of the Option Shares (the “Option Securities”) are herein called, collectively, the “Securities.”  The Initial Shares and the Option Shares are herein referred to as the “Underlying Shares.”

The Underlying Shares will, following subscription by the Underwriters, be deposited pursuant to the terms of an amended and restated deposit agreement (the “Deposit Agreement”), to be dated as of [ • ], 2019, by and among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the ADSs.  Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited, which ADSs will be evidenced by American Depositary Receipts (“ADRs”) registered in book-entry form on the Direct Registration System (“DRS”) administered by the Depository Trust Company (“DTC”) or issued in certificated form.  Unless the context otherwise requires, references to the “Initial Securities,” the “Option Securities” and the “Securities” shall be deemed to include the ADRs evidencing the same and the Underlying Shares represented thereby.

The parties hereto agree that in order to facilitate the transactions contemplated by this Agreement, the Representatives shall execute and deliver to the Company the subscription lists on behalf of the Underwriters included on Schedule A-2 and, upon the several Underwriters becoming the owners of their respective shares of the Initial Shares or Option Shares, as applicable, the Representatives shall deposit such Underlying Shares with the Depositary against the issuance of ADSs in accordance with the terms of the Deposit Agreement.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-231777), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.”  The Company has filed with the Commission a registration statement on Form F-6 (No. 333-188759) covering the registration of the Securities under the 1933 Act. Such registration statement relating to the Securities, including any amendment thereto and the exhibits thereto, at the time it became effective, is herein called the “ADS Registration Statement.” For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [ • ]:00 [P/A].M., New York City time, on [ • ], 2019, or such other time as agreed by the Company and the Representatives.

“Data Protection Laws” means all laws relating to data protection and data privacy, including (but not limited to): (i) the Data Protection Act 2018; (ii) the Data Protection Act 1998 and all other applicable national laws, regulations and secondary legislation implementing European Directive 95/46/EC; (iii) the General Data Protection Regulation (EU) 2016/679 (“GDPR”) and all applicable national laws implementing or supplementing the GDPR and all related national laws, regulations and secondary legislation; and (iv) the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426) and all other applicable laws, regulations and secondary legislation implementing European Directive 2002/58/EC, in each case as amended, replaced or updated from time to time, and together with any subordinate or related legislation made under any of the foregoing and all guidance issued by the applicable data protection authority, the Article 29 Working Party and the European Data Protection Board (as applicable). Each of the terms “Personal Data”, “Personal Data Breach”, “Processing”, “Processed” and “Processor” has the meaning set out in the applicable Data Protection Laws.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof and the Applicable Time and agrees with each Underwriter, as follows:

(i)                                     Registration Statements and Prospectuses.  Each of the Registration Statement and the ADS Registration Statement and any amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor the ADS Registration Statement nor, in either case, any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Fees,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)                               Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)                              Testing-the-Waters Materials.  The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that the Company reasonably believes to be qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.

(v)                                 Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)                              Emerging Growth Company Status.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity (“Person”) authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(vii)                           Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(viii)                        Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(ix)                              Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards

(“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly, in all material respects, in accordance with IFRS the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(x)                                 No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C)  there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi)                              Registration Status.  The Company has been duly incorporated and is validly existing under the laws of the Kingdom of Denmark as a public limited liability company (Aktieselskab) and is registered as “normal” with the Danish Business Authority.  The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact its business and is in good standing in each other jurisdiction in which such qualification is required (or such equivalent concept to the extent it exists under the laws of such jurisdiction), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xii)                           Good Standing of Subsidiaries.  None of the Company’s subsidiaries is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X).

(xiii)                        Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xiv)                       Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xv)                          Authorization and Description of Securities.  The issuance of the Underlying Shares has been duly authorized and the Underlying Shares will (i) upon payment, issuance and registration with the Danish Business Authority and (ii) upon registration with VP Securities A/S constitute valid, fully paid and non-assessable shares that are freely transferable, without the need to obtain any approval or authorization in connection therewith, under the Company’s Articles of Association and there are vis-à-vis the Company no other restrictions on subsequent transfers of the Underlying Shares or on the voting rights of the Underlying Shares by the Underwriters; and the issuance of the Underlying Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Underlying Shares will once registered with VP Securities A/S and traded on Nasdaq Copenhagen A/S conform to all statements relating to the Ordinary Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(xvi)                       Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Upon the issuance by the Depositary of the ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued, and the persons in whose names the ADSs are registered will be entitled to the rights specified in the ADRs evidencing the same and in the Deposit Agreement; the deposit of the Underlying Shares with the Depositary and the issuance of the ADSs in respect thereof and the ADRs evidencing the same as contemplated by this Agreement and the Deposit Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company; and the Deposit Agreement and the ADSs conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvii)                    Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xviii)                 Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its articles of association, certificate of incorporation, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement, the General Disclosure Package and the

Prospectus (including the issuance and sale of the Securities, the subscription by the Underwriters for and the deposit with the Depositary of the Underlying Shares and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the articles of association of the Company, or the articles of association, certificate of incorporation, by-laws or similar organizational document of any of its subsidiaries, or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of clause (ii), for such violations that would not, singly or in the aggregate, (a) result in a Material Adverse Effect, or (b) materially impair the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xix)                       Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers, collaborators or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xx)                          Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxi)                       Accuracy of Exhibits.  There are no contracts or documents which are required under the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(xxii)                    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder or under the Deposit Agreement in connection with the offering, issuance or sale of the Securities hereunder, the issuance and deposit with the Depositary of the Underlying Shares or the consummation of the transactions contemplated by this Agreement, except (A) the registration of the Underlying Shares with the Danish Business Authority, (B) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of FINRA and (C) those which the failure to obtain would not, singly or in the aggregate, materially impair the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(xxiii)                 Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents, exemptions, certifications, clearances and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiv)                Title to Property.  The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good title to all properties owned by them (excluding for the purposes of this section Intellectual Property (as defined below) as to which the Company and its subsidiaries’ representations and warranties are set forth in Section 1(a)(xxv) below), in each case, free and clear of all pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except to the extent any such failure to be in full force and effect or any such claim or adverse effect on the Company’s rights would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxv)                   Possession of Intellectual Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries own or possess, or the Company reasonably believes it can acquire on reasonable terms, adequate patents, patent rights, licenses of intellectual property, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary and confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to so own or possess, or the inability to acquire, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property owned by the Company or any of its subsidiaries (the “Company Intellectual Property”) or of any facts or circumstances which would render any Company Intellectual Property invalid or, to the Company’s knowledge, materially limit the scope of such Company Intellectual Property, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or limitation of scope, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Other than ordinary course activities, all Company Intellectual Property that is registered with any Governmental Entity has been duly maintained in all material respects in accordance with applicable law, including submission of all necessary filings and payment of fees in accordance in all material respects with the legal and administrative requirements of the appropriate jurisdictions.  Neither the Company nor its subsidiaries have received any written notice or are otherwise aware of any facts or circumstances which would reasonably be expected to render any issued patents within the Company Intellectual Property invalid or unenforceable except where such invalidity or unenforceability would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, (i) all technical information developed by and belonging to the Company or its subsidiaries that has not been patented has been kept confidential, to the extent the Company has determined that the confidentiality of such information is material for the conduct of its business, and (ii) there is no infringement or misappropriation by third parties of any Company Intellectual Property, except for any such infringement or misappropriation that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvi)                Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable U.S. federal, state or local, or any applicable foreign, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for the operation of their business as currently conducted and the occupancy of their real property, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii)             Accounting Controls.  The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13-a15 and 15d-15 under the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act” and the rules and regulations thereunder, the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(xxviii)          Compliance with the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(xxix)                Payment of Taxes.  The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable national, state, local, or other U.S. or non-U.S. tax law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries and any other tax assessment, fine or penalty levied against the Company and its subsidiaries, except for (i) cases in which the failure to file or pay would not result in a Materially Adverse Effect, or (ii) such taxes, tax assessments, fines or penalties, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxx)                   Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.  Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxi)                Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities and the deposit with the Depositary of the Underlying Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration

Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii)             Absence of Manipulation.  Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiii)          Foreign Corrupt Practices Act.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its controlled affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiv)         Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxv)            OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or representative of the Company or any of its subsidiaries is a Person currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority with jurisdiction over the operations of the Company’s business as currently conducted (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi)         Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvii)      Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent legally or contractually required, the Company has obtained the written consent to the use of such data from such sources.

(xxxviii)   Clinical Data and Regulatory Compliance.  The preclinical tests and clinical trials, and other studies conducted by or on behalf of the Company that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and, where applicable, with standard medical and scientific research procedures and all applicable laws including, without limitation, the Federal Food, Drug, and Cosmetic Act and its implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 312; each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company has no knowledge of any other studies, the results of which would cause the results described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus to be misleading; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) with respect to such studies;  the Company and its subsidiaries have not received any notice of, or correspondence from, any Regulatory Agency  requiring the termination, suspension or modification of any clinical trials conducted by or on behalf of the Company that are described or referred to in the Registration Statement, the General Disclosure Package or  the Prospectus which termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect.

(xxxix)         Compliance with Healthcare Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries: (i) have operated and currently operate their respective business in compliance in all material respects with applicable provisions of the health care laws, including Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); the criminal laws relating to health care fraud and abuse, including 18 U.S.C. §§286,287, and 1001, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Laws, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; each together with the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations of any governmental authority including the Regulatory Agencies applicable to the ownership, testing, development, manufacture, packaging, processing, pricing, use, distribution, storage, import, export or disposal of any of the Company’s product candidates or any product manufactured or distributed by the Company, (collectively the “Health Care Laws”); (ii) have not received any FDA Form 483 that remains unresolved, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or Governmental Entity or regulatory authority alleging or asserting material non-compliance with (A) any Health Care Laws or (B) or any Governmental Licenses, approvals, clearances, exemptions, permits, registrations, authorizations, and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possess all material Regulatory Authorizations required to conduct their respective businesses as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company and its subsidiaries are not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Proceeding”) from any Governmental Entity including any Regulatory Agency or any other third party alleging a material violation of any Health Care Laws or Regulatory Authorizations or limiting, suspending, modifying, or revoking any material Regulatory Authorizations, and have no knowledge that any Governmental Entity including any Regulatory Agencies or any other third party is considering any such Proceeding; (v) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations (“Reports”) and that all such Reports were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vi) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any material recall, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety, efficacy or regulatory compliance, or any alleged product defect or violation, of any marketed product, or initiated, conducted or issued any such notice or action with respect to a product during clinical development that has not been appropriately addressed in connection with such clinical development, and, to the Company’s knowledge, no third party, including the Company’s partners or collaborators, has initiated or conducted any such material notice or action, other than any such notice or action taken in connection with the termination of, clinical hold on or other changes to clinical studies or products, which termination, hold or other change is described in the Registration Statement, the General Disclosure Package and the Prospectus and, to the Company’s knowledge, there are no facts which are reasonably likely to cause, and neither the Company nor any subsidiary, nor to the Company’s knowledge, its partners or collaborators, has received any written notice from the FDA or any other regulatory agency requesting, a recall, market withdrawal or replacement of any product sold or intended to be sold by the Company or its subsidiaries or partners or collaborators, a change in the marketing classification or a material change in the labeling of any such products, or a termination or suspension of the manufacturing of any such products, except in each case for any such written notice that has been fully implemented and complied with; (vii) are not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Governmental Entity including any Regulatory Agencies; and (viii) along with their respective employees, officers and directors, have not been excluded, suspended or debarred from, or otherwise ineligible for participation in any government health care program or human clinical research.

(xl)                              Cybersecurity and Data Protection.  (i)(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) (1) the Company has not disclosed or permitted any disclosure of and (2) to the Company’s knowledge, there has been no Personal Data Breach of, in each case of (1) and (2), any Personal Data controlled or Processed by the Company or its subsidiaries (or of any Personal Data Processed by Processors on behalf of the Company or its subsidiaries; (B) (1) the Company has not permitted access to and (2) to the Company’s knowledge, there has been no security breach, unauthorized access, or other compromise of or relating to, in each case of (1) and (2), any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors, patients and any third party data maintained by or on behalf of them), equipment or technology (collectively, the “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, unauthorized access, disclosure or other compromise to their IT Systems and Data or any Personal Data Breach, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii)(x) the Company and its subsidiaries have in place and maintain commercially reasonable technical and organizational measures to protect against the accidental or unlawful destruction, loss, unauthorized disclosure of, or access to Personal Data transmitted, stored or otherwise Processed, by the Company or its subsidiaries; (y) have otherwise had in place and implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable Data Protection Laws; and (z) the Company and its subsidiaries are in compliance with all applicable Data Protection Laws and other laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of Personal Data, IT Systems and Data and to the protection of such Personal Data, IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, technological safeguards and backup and disaster recovery technology reasonably consistent with industry standards and practices or as required by applicable Data Protection Laws, to maintain and protect the integrity, continuous operation, redundancy and security of the IT Systems and Data.

(xli)                           ERISA Compliance.  The Company and any “Employee Benefit Plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”))  for which the Company or its “ERISA Affiliates” (as defined below) would have any liability (each, a “Plan”) are in compliance in all material respects with ERISA and each Plan has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”).  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan. No Plan, if such Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan).  Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur, with respect to a Plan, any obligation or liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (B) Sections 412 and 430, 4971, 4975 or

4980B of the Code or (C) Sections 302 and 303, 406, 4063 and 4064 of ERISA.  Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. To the Company’s knowledge, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in liability to the Company; and the Company does not have any “accumulated postretirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106).  “ERISA Affiliate” means, with respect to the Company, any subsidiary of the Company or member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.

(xlii)                        Transfer Taxes.  Provided that no Underwriter is resident in Denmark for tax purposes or deemed to carry on business through a permanent establishment in Denmark for tax purposes, no stamp duty, stamp duty reserve, registration, issuance, transfer taxes or other similar taxes, duties, fees or charges (“Transfer Taxes”) are payable or required to be paid by or on behalf of the Underwriters in the Kingdom of Denmark or any political subdivision, authority or agency thereof or therein having power to tax in connection with (i) the execution and delivery of this Agreement or the Deposit Agreement, (ii) the issuance of the Underlying Shares in the manner contemplated by this Agreement, (iii) the deposit with the Depositary of the Underlying Shares against the issuance of ADSs and ADRs evidencing the same in the manner contemplated by this Agreement and the Deposit Agreement, or (iv) the subscription of the Underlying Shares by the Underwriters and the sale and delivery by the Underwriters of the Securities to purchasers thereof in the manner contemplated by this Agreement.  For the avoidance of doubt, income taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

(xliii)                     PFIC Status.  Based on the current and anticipated value of its assets and the nature and composition of its income and assets, and subject to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not expect to be a “passive foreign investment company” within the meaning of Section 1297 of the Code for the taxable year ending December 31, 2019 or in the foreseeable future.

(xliv)                    Validity of Choice of Law.  The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law subject to Danish public policy (“ordre public”) and subject to the mandatory rules of the laws of any country with which this offering has a significant connection, if and in so far as under the laws of that country those rules must be applied notwithstanding the choice of law (cf. Article 3 (3), Article 7 and Article 16 of the Convention on the Law Applicable to Contractual Obligations dated June 19, 1980 (the “Rome Convention”) as implemented in Denmark by Danish Act No. 139 of February 17, 2014).

(xlv)                       No Immunity.  Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Denmark. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Kingdom of Denmark.

(xlvi)                    No Rated Securities.  Neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company (and not by such officer in his or her personal capacity) to each Underwriter as to the matters covered thereby.

SECTION 2.                            Issuance and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to subscribe for the Initial Shares, at the price per Initial Share set forth in Schedule A-1 (the “Subscription Price”), that number of Initial Shares set forth in Schedule A-1 opposite the name of such Underwriter, plus any additional number of Initial Shares which such Underwriter may become obligated to subscribe for pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.  In consideration for the subscription by the Underwriters for the Initial Shares at the Subscription Price and the services rendered hereunder, the Company agrees to pay to each Underwriter, severally and not jointly, the commission per Initial Share set forth in Schedule A-1 (the “Underwriting Commission”) that corresponds to the number of Initial Shares subscribed for by such Underwriter as set forth in Schedule A-1 opposite the name of such Underwriter.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to subscribe for all or a portion of the Option Shares at the Subscription Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities for the purpose of covering any over-allotments in connection with the distribution and sale of the Initial Securities.  The option hereby granted may be exercised at any time (but not more than once) during the 30 days after the date hereof upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Such time and date of delivery (the “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will subscribe for that proportion of the total number of Option Shares then being subscribed for which the number of Initial Shares set forth in Schedule A-1 opposite the name of such Underwriter bears to the total number of Initial Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.  In consideration for the subscription by the Underwriters of any Option Shares at the Subscription Price and the services rendered hereunder, the Company agrees to pay to each Underwriter, severally and not jointly, the Underwriting Commission that corresponds to the number of Option Shares subscribed for by such Underwriter.

(c)                                  Payment.  Payment for and delivery of the Underlying Shares and payment of the Underwriting Commission shall be made in accordance with Schedule A-3 hereto, and the Company’s obligation to deliver the Underlying Shares and to pay the Underwriting Commission shall be contingent on the performance by the Representatives on behalf of the Underwriters of the steps to be taken by them in accordance with, and strictly at the times set forth in, Schedule A-3.

Payment for and delivery of the Initial Securities shall be made on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such date of payment and delivery being herein called “Closing Date” and such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Shares are subscribed for by the Underwriters, payment of the Subscription Price for, and delivery of, such Option Shares, and payment of the Underwriting Commission with respect to such Option Shares, shall be made in accordance with, and strictly at the times set forth in, Schedule A-3 hereto, on the Date of Delivery as specified in the notice from the Representatives to the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the Subscription Price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase and to accept payment of the Underwriting Commission with respect to such Securities.  BofAS, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the Subscription Price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.                            Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement or the ADS Registration Statement in order that the Registration Statement or the ADS Registration Statement, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or the ADS Registration Statement, or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus, as applicable, comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADS Registration Statement, each as originally filed, and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement, the ADS Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities;

provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  The Company will use its best efforts to effect the listing of the ADSs, including the ADSs issued and sold by the Company hereunder, on the Nasdaq Global Select Market.

(i)                                     Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be issued and sold hereunder and the Underlying Shares to be deposited with the Depositary in connection therewith, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any ADSs or Ordinary Shares issued or options to purchase ADSs or Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any ADSs or Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (F) the issuance of Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares in connection with (i) a transaction that includes a commercial relationship (including strategic alliances, collaborations, commercial lending relationships, joint ventures and strategic acquisitions), or (ii) any merger, de-merger, transfer of a universality, transfer of a branch of activity or other corporate restructuring, acquisition, licensing or other strategic transaction (but excluding transactions principally of a financing nature), provided that (x) the aggregate number of Ordinary Shares issued pursuant to this clause (F) or issuable upon the conversion, exercise or exchange of other securities issued pursuant to this clause (F), as the case may be, shall not exceed 5.0% of the total number of Ordinary Shares outstanding immediately following the issuance of the Underlying Shares and subscription for such Underlying Shares by the Underwriters at the Closing Time pursuant hereto and (y) the recipient of any such Ordinary Shares or other securities issued pursuant to this clause (F) during the

90-day restricted period described above shall enter into a lock-up agreement substantially in the form of Exhibit B hereto.

(j)                                    Lock-Up Waiver. If the Representatives, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 6(q) hereof for a member of senior management or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(k)                                 Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l)                                     Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                             Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(n)                                 Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

(o)                                 Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes imposed by the Kingdom of Denmark, including any interest and penalties, which are required to be paid on (i) the execution and delivery of this Agreement or the Deposit Agreement, (ii) the issuance of the Underlying Shares in the manner contemplated by this Agreement, (iii) the deposit with the Depositary of the Underlying Shares in accordance with the terms of the Deposit Agreement against the issuance of ADSs and ADRs evidencing the same in the manner contemplated by this Agreement and the Deposit Agreement, or (iv) the subscription of the Underlying Shares by the Underwriters and the sale and delivery by the Underwriters of the Securities to purchasers thereof in the manner contemplated by this Agreement.  For the avoidance of doubt, income taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

SECTION 4.                            Covenant of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a “free writing prospectus” prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

SECTION 5.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS Registration Statement as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the deposit of the Underlying Shares with the Depositary in accordance with the terms of the Deposit Agreement against the issuance of ADSs and any ADRs evidencing the same or the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent, registrar and/or depositary for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and 50% of the cost of chartered aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in an amount not to exceed $35,000 in connection with, the review by FINRA of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the ADSs on the Nasdaq Global Select Market.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, Section 10(a)(i) or (iii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters; provided that, if this Agreement is terminated by the Representatives pursuant to Section 11 hereof, the Company will have no obligation to reimburse any defaulting Underwriter.

SECTION 6.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and as of the Closing Time, of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement and the ADS Registration Statement, have become effective and, at the Closing Time and any Date of Delivery, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or, in either case, any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)                                 Opinion of U.S. Counsel for Company.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Shearman & Sterling LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)                                  Opinion of Danish Counsel for Company.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Kromann Reumert, Danish counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(d)                                 Opinions of Intellectual Property Counsel for Company.  At the Closing Time, the Representatives shall have received the opinions, dated the Closing Time, of (i) Nelson Mullins Riley & Scarborough LLP, U.S. intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request, (ii) J A Kemp, EU intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-4 hereto and to such further effect as counsel to the Underwriters may reasonably request and (iii) the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-5 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e)                                  Opinion of Regulatory Counsel for Company.  At the Closing Time, the Representative shall have received the opinion, dated the Closing Time, of Cooley LLP, regulatory counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-6 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(f)                                   Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the

Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.

(g)                                  Opinion of Danish Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Bech-Bruun Law Firm P/S, Danish counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives.

(h)                                 Opinion of Counsel for Depositary. At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of White & Case LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-7 hereto and to such further effect as counsel for the Underwriters may reasonably request.

(i)                                     Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers only, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(j)                                    Depositary’s Certificate. At the Closing time, the Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with the Depositary of the Underlying Shares, the issuance of the ADSs, the execution, issuance, countersignature and delivery of any ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(k)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)                                     Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m)                             Effective Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and, at the Closing Time and on any Date of Delivery, the Deposit Agreement shall be in full force and effect.

(n)                                 Approval of Listing.  At the Closing Time, the Initial Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance, and on any Date of Delivery, any Option Securities to be delivered on such date shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.

(o)                                 Eligible for DTC Clearance. At or prior to the Closing Time and at any Date of Delivery, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(p)                           No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(q)                           Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(r)                                    Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to subscribe for all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of the Date of Delivery and, at such Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, in their respective capacities as such officers only, confirming that the certificate delivered at the Closing Time pursuant to Section 6(i) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Depositary’s Certificate.  A certificate, dated such Date of Delivery, of one of the authorized officers of the Depositary confirming that the certificate delivered at the Closing Time pursuant to Section 6(j) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion of U.S. Counsel for Company.  If requested by the Representatives, the opinion of Shearman & Sterling LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iv)                              Opinion of Danish Counsel for Company.  If requested by the Representatives, the opinion of Kromann Reumert, Danish counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v)                                 Opinions of Intellectual Property Counsel for Company.  If requested by the Representatives, the opinion of (i) Nelson Mullins Riley & Scarborough LLP, U.S. intellectual property counsel for the Company, (ii) J A Kemp, EU intellectual property counsel for the

Company and (iii) the Company, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinions required by Section 6(d) hereof.

(vi)                           Opinion of Regulatory Counsel for Company.  If requested by the Representative, the opinion of Cooley LLP, regulatory counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, to the same effect as the opinion required by Section 6(e) hereof.

(vii)                        Opinion of Counsel for Underwriters.  If requested by the Representatives, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(f) hereof.

(viii)                        Opinion of Danish Counsel for Underwriters.  If requested by the Representatives, the favorable opinion of Bech-Bruun Law Firm P/S, Danish counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(g) hereof.

(ix)                              Opinion of Counsel for Depositary.  If requested by the Representatives, the opinion of White & Case LLP, counsel for the Depositary, dated such Date of Delivery, relating to the Option Securities to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(h) hereof.

(x)                                 Bring-down Comfort Letter.  If requested by the Representatives, a letter from PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(k) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(s)                                   Additional Documents.  At the Closing Time and at the Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and subscription of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(t)                                    Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the subscription for Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 14, 16, 17, 18, 19 and 22 shall survive any such termination and remain in full force and effect.

SECTION 7.                            Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all reasonable and documented expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the

Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent (unless the indemnifying party is contesting, in good faith, its indemnification obligations under such clause and has notified the indemnified party of such good faith dispute prior to the date of such settlement) if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.                            Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A-1 hereto and not joint.

SECTION 9.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.                     Termination of Agreement.

(a)                                 Termination.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Kingdom of Denmark, the European Union or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S., Danish, European Union or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, Nasdaq Copenhagen, the Nasdaq Global Select Market or the over-the-counter market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market or Nasdaq Copenhagen has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA, authorities in the Kingdom of Denmark or the European Union or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by U.S. Federal or New York authorities or authorities in the Kingdom of Denmark or the European Union.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 14, 16, 17, 18, 19 and 22 shall survive such termination and remain in full force and effect.

SECTION 11.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or the Date of Delivery (if any) to subscribe for the Underlying Shares which it or they are obligated to subscribe for under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Company, to subscribe for all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Shares does not exceed 10% of the number of Underlying Shares to be subscribed for on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to subscribe for the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Shares exceeds 10% of the number of Underlying Securities to be subscribed for on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to subscribe, and the Company to issue, the Option Shares to be subscribed for on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to subscribe for and the Company to issue the relevant Option Shares, as the case may be, either (i) the Representatives or (ii) the Company shall have the right to postpone the Closing Time or the Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to BofAS at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), to Jefferies at 520 Madison Avenue, New York, New York 10022, attention of General Counsel (facsimile: (646) 619-4437), to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, attention of Equity Syndicate Desk, with a copy to the Legal Department, and copies to Latham & Watkins LLP, at 200 Clarendon Street, 27th Floor, Boston, Massachusetts 02116, attention of Peter Handrinos, and 885 Third Avenue, New York, New York 10022-4834, attention of Nathan Ajiashvili; notices to the Company shall be directed to it at Genmab A/S, Kalvebod Brygge 43, 1560 Copenhagen V, Denmark, attention of Head of Legal, with a copy to Shearman & Sterling LLP at 599 Lexington Avenue, New York, New York 10022, attention of Harald Halbhuber.

SECTION 13.                     No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the issue of the Underlying Shares and the subscription for such Underlying Shares by the Underwriters pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.                     Recognition of the U.S. Special Resolution Regimes.

(a)                                 In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                                 In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15.                     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company irrevocably appoints Genmab US, Inc. located at 902 Carnegie Center, Suite 301, Princeton, NJ 08540 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 19.                     Currency.  To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

SECTION 20.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22.                     Withholding Taxes; VAT. All payments by the Company under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any taxes, and shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon.  If any taxes are required by law of the Kingdom of Denmark to be deducted or withheld in connection with such payments, the Company will increase the amount paid as may be necessary so that each Underwriter, after such deduction or withholding, will receive the same amount it would have received under this Agreement had no such deduction or withholding been made; provided that no additional amounts shall be payable in respect of any tax (i) imposed due to some connection of an Underwriter with the Kingdom of Denmark other than a connection arising solely from activities contemplated by this Agreement, or (ii) that would not have been imposed but for the failure of such Underwriter to comply with, upon reasonable request by the Company, any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Kingdom of Denmark if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in such taxes.  If any VAT is or becomes chargeable by the Kingdom of Denmark in respect of any such payment, the Company shall pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates).  For the avoidance of doubt, all amounts charged by the Underwriters or for which the Underwriters are to be reimbursed will be invoiced and payable together with VAT, where applicable.  In case VAT has been charged in respect of any cost, charge or expense, incurred by the Underwriters and for which the Underwriters are to be reimbursed, the Company shall be obligated to reimburse the Underwriters for such VAT.

SECTION 23. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

GENMAB A/S

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

BofA Securities, Inc.

By
Authorized Signatory

Morgan Stanley & Co. LLC

By
Authorized Signatory

Jefferies LLC

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A-1

The initial public offering price per ADS shall be $[ • ], which represents a subscription price of $[ • ] per Initial Share (the “Subscription Price”), subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares.

The underwriting commission to be paid to the several Underwriters per Initial Share or Option Share, if any, subscribed for by the Underwriters shall be $[ • ] (the “Underwriting Commission”).

Name f Underwriter	Number of Initial Shares	Number of Initial Securities (in ADSs)

BofA Securities, Inc.
Morgan Stanley & Co. LLC
Jefferies LLC
Guggenheim Securities, LLC
RBC Capital Markets, LLC
Danske Markets Inc.
H.C. Wainwright & Co., LLC
Kempen & Co U.S.A., Inc.

Total	[ • ]	[ • ]

Sch A-1

SCHEDULE A-2

Subscription List

Sch A-2-1

SCHEDULE A-3

Settlement Mechanics

Sch A-3-1

SCHEDULE B-1

Pricing Terms

1.                                      The Company is issuing [ • ] Ordinary Shares to be delivered in the form of an aggregate of [ • ] ADSs.

2.                                      The Company has granted an option to the Underwriters, severally and not jointly, to subscribe for up to an additional [ • ] ADSs representing [ • ] Ordinary Shares.

3.                                      The initial public offering price per ADS for the Securities shall be $[ • ].

Sch B

SCHEDULE B-2

Free Writing Prospectuses

Sch B

SCHEDULE B-3

Testing-the-Waters Communications

Sch B

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Sch C - 1

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(b)

Exhibit A-2

FORM OF OPINION OF COMPANY’S DANISH COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(c)

Exhibit A-3

FORM OF OPINION OF COMPANY’S U.S. INTELLECTUAL PROPERTY COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(d)

Exhibit A-4

FORM OF OPINION OF COMPANY’S EU INTELLECTUAL PROPERTY COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(d)

Exhibit A-5

FORM OF OPINION OF THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 6(d)

Exhibit A-6

FORM OF OPINION OF COMPANY’S REGULATORY COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 6(e)

Exhibit A-7

FORM OF OPINION OF  COUNSEL FOR THE DEPOSITARY
TO BE DELIVERED PURSUANT TO SECTION 6(h)

Exhibit B

FORM OF LOCK-UP AGREEMENT

[ • ], 2019

BofA Securities, Inc.

Morgan Stanley & Co. LLC

Jefferies LLC

as Representatives of the several

Underwriters to be named in the

within mentioned Underwriting Agreement

c/o                               BofA Securities, Inc.

One Bryant Park
                                                New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Re:                             Proposed Public Offering by Genmab A/S

Dear Sirs:

The undersigned, a stockholder, member of senior management and/or director of Genmab A/S, a private limited liability company organized and existing under the laws of the Kingdom of Denmark (the “Company”), understands that BofA Securities, Inc., Morgan Stanley & Co. LLC and Jefferies LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of American Depositary Shares (“ADSs”) representing the Company’s ordinary shares, nominal value DKK 1 per share (the “Ordinary Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, member of senior management and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 (ninety) days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or ADSs, in cash or otherwise. If the undersigned is a member of senior management or a director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Lock-Up Securities the undersigned may purchase in the Public Offering.

If the undersigned is a member of senior management or a director of the Company, in connection with any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, (1) the Representatives agree that, at least three business days before the effective date of any such release or waiver, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such member of senior management or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, without the prior written consent of the Representatives:

(a)                                 transfer Lock-Up Securities, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (iv) below, such transfers are not required to be publicly reported or announced under applicable Danish law and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts;

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)                               as a distribution to limited partners or stockholders of the undersigned;

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned;

(v)                                 by will or intestate succession upon the death of the undersigned; provided that any public filing or announcement required under applicable Danish law made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above; or

(vi)                              pursuant to a court or regulatory agency order, a qualified domestic order or in connection with divorce settlement;

(b)                                 exercise any rights to purchase, exchange or convert any stock options or warrants granted to the undersigned pursuant to the Company’s equity incentive plans referred to in the prospectus relating to the Public Offering, or any warrants or other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, which warrants or other securities are described in the prospectus relating to the Public Offering, provided that (1) the underlying Ordinary Shares or ADSs continue to be subject to the restrictions on transfer set forth in this lock-up agreement, (2) any public filing or announcement required under applicable Danish law made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing or announcement relates to the circumstances described above and (B) the underlying Ordinary Shares or ADSs continue to be subject to the restrictions on transfer set forth in this lock-up agreement; and (3) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such exercise during the Lock-Up Period;

(c)                                  sell or otherwise transfer Lock-Up Securities to the Company in connection with the termination of the undersigned’s employment or other service with the Company, provided that, (1) any public filing or announcement required under applicable Danish law made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing or announcement relates to the circumstances described above and (B) no Lock-Up Securities were sold by the reporting person other than such transfers to the Company as described above; and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period;

(d)                                 transfer Lock-Up Securities pursuant to a bona fide third-party tender offer, or in connection with a merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company and approved by the Company’s board of directors; provided that, in the event that such tender offer, merger, consolidation or other transaction is not completed, such securities shall remain subject to the restrictions on transfer set forth in this lock-up agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock of the Company if, after such transaction or transactions, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); and

(e)                                  transfer Lock-Up Securities to any third party, surrender or forfeit Lock-Up Securities to the Company, or authorize the Company to arrange for the sale of Lock-Up Securities, in each case, upon (i) a vesting event of any equity award granted under any equity incentive plan or stock purchase plan of the Company described in the prospectus relating to the Public Offering, or (ii) upon the exercise by the undersigned of options or warrants in accordance with clause (b) above, in each case, on a “net” or “cashless” exercise basis, and/or to cover tax withholding obligations of the undersigned in connection therewith; provided, in each case, that (1) any public filing or announcement required under applicable Danish law made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above, as applicable, and (B) no Lock-Up Securities were sold by the reporting person other than as described above, and (2) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period.

Notwithstanding anything herein to the contrary, nothing in this lock-up agreement shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“10b5-1 Trading Plan”); provided that, (i) the undersigned is not required to and does not otherwise effect any public filing or report regarding the establishment of such plan during the Lock-Up Period, and (ii) no sales are made pursuant to such plan during the Lock-Up Period.

Furthermore, the undersigned may sell Ordinary Shares or ADSs purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise (including, without limitation, any public report or filing required pursuant to applicable Danish law) and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also acknowledges that the Company will not approve any transfer of the Lock-Up Securities if such transfer would constitute a violation or breach of the foregoing restrictions.

The undersigned understands that, if (1) the execution of the Underwriting Agreement in connection with the Public Offering shall not have occurred on or before July 31, 2019, (2) the Company files an application to withdraw the registration statement relating to the Public Offering, (3) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder or (4) the Representatives, on behalf of the underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, the undersigned shall be released from all obligations under this agreement.

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Exhibit C

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(j)

Genmab A/S
[ • ], 2019

Genmab A/S (the “Company”) announced today that BofA Merrill Lynch, Morgan Stanley and Jefferies, the joint book-running managers in the Company’s recent public sale of [ • ] American Depositary Shares (“ADSs”) representing [ • ] ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to           of the Company’s [ordinary shares][ADSs representing             ordinary shares] held by [certain directors or members of senior management] [a director or member of senior management] of the Company.  The [waiver] [release] will take effect on      ,          2019, and the [ordinary shares][ADSs] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.